UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2018

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 600 Grant Street Suite 5100 Pittsburgh, Pennsylvania	15219

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2018, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company” or “Kennametal”) announced the appointment of Peter Dragich, age 54, to serve as Vice President and President, Industrial Business Segment and also appointed Ronald Port, age 53, to service as Vice President and President, Infrastructure Business Segment. Both appointments are effective January 16, 2018. Mr. Dragich and Mr. Port will report to Kennametal President and Chief Executive Officer Christopher Rossi.

Mr. Dragich succeeds Charles M. Byrnes, the Company’s Vice President and President, Industrial Business Segment, who left the Company on January 15, 2018 to pursue other interests after serving in the role since December 7, 2015.

Mr. Dragich has been with the Company serving in various executive roles since October 2012. Mr. Dragich most recently held the role of Vice President and President, Infrastructure Business since October 2015 and prior to that Vice President Integrated Supply Chain and Logistics from October 2012 to October 2015. Prior to joining the Company, Mr. Dragich was Vice President, Global Field Operations, Climate, Controls and Security for United Technologies Corporation. He also served in several manufacturing management positions at Ford Motor Company.

Mr. Port will be assuming the role as Vice President and President, Infrastructure Business Segment as successor to Mr. Dragich, who most recently served in this role.

Mr. Port has been with the Company since April 2015, serving in the role of Vice President, Engineered Components. Previously, Mr. Port was the Vice President Strategic Marketing and Business Development for SPX FLOW from September 2013 to April 2015. Prior to this, Mr. Port held various positions in exceeding responsibilities for Xylem Water Solutions (formerly ITT Corporation) from December 2006 to September 2013 including roles as Vice President and Managing Director of business units in the US, China and India. Prior to its sale to ITT in 2006, Mr. Port led various positions in marketing, sales and general management at the F.B. Leopold Company from 1993 through 2006.

Mr. Dragich will not enter into any new agreements with the Company in connection with his new role. Mr. Port will enter into the standard form of Indemnification Agreement with the Company.

Item 8.01 Other Events.

On January 16, 2018, the Company issued a press release announcing Mr. Dragich’s appointment as Vice President and President, Industrial Business Segment and Mr. Port’s appointment as Vice President and President, Infrastructure Business Segment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Indemnification Agreement for Named Executive Officers (Exhibit 10.2 of the Form 8- K filed March 22, 2005 is incorporated herein by reference)

99.1	Press Release dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2018	Kennametal Inc.

	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel